As filed with the Securities and Exchange Commission on June 3, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SWVL HOLDINGS CORP
(Exact name of registrant as specified in its charter)
British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
The Offices 4, One Central
Dubai World Trade Centre
Dubai, United Arab Emirates
Telephone Number: +971 42241293
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, Address, and Telephone Number of Agent for Service)
Copies to:
Ron Ben-Bassat, Esq.
Eric Victorson, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 660-3000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.
PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 3, 2024
$100,000,000
Swvl Holdings Corp
Ordinary Shares
Warrants
Units
We may offer and sell from time to time in one or more offerings up to the total amount of $100,000,000 of our ordinary shares, par value $0.0025, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the Warrants, and the Ordinary Shares issued or issuable upon exercise of the Warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.
Our Ordinary Shares and Warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “SWVL” and “SWVLW,” respectively. On May 31, 2024, the last reported sale price of our Ordinary Shares and Warrants on Nasdaq was $10.52 per share and $0.0185 per warrant, respectively.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.
Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.
Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.
This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, “we,” “us,” “our,” the “Company” and “SWVL” refer to SWVL Holdings Corp and its subsidiaries.
All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Our reporting currency is the U.S. dollar (“USD” or “$”).
This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ABOUT OUR COMPANY
We are a technology-driven disruptive mobility company that aims to provide reliable, safe, cost-effective and environmentally responsible mass transit solutions. Our mission is to identify and solve inefficiencies associated with low-quality or sometimes non-existent public transportation infrastructure in urban areas that are in critical need of such services. Our technology and services provide commuters, travelers and businesses with a valuable alternative to traditional public transportation, taxi companies or other ridesharing companies. Through our Swvl platform, we provide thousands of riders per day with a dynamically-routed self-optimizing network of minibuses and other vehicles, helping people get where they need to go.
We currently serve the customers on our platform through two offerings: B2C “business to consumer”, comprised of Swvl Retail and Swvl Travel, and leveraging the technology that we use for the B2C offerings, we also offer travel as a service, or TaaS, enterprise products (marketed as Swvl Business) for businesses, schools, municipal transit agencies and other customers that operate their own transportation programs. These products include, among other things, access to our Swvl Business platform, use of our proprietary technologies, fleet management consulting and reporting services and use of the vehicles and drivers on our network to operate such transportation programs. We package our TaaS products to meet the specific needs of each customer.
Our business was founded on February 8, 2017 by Mostafa Kandil, our Chief Executive Officer, Mahmoud Nouh and Ahmed Sabbah. We launched our first commuter services in Cairo, Egypt in March 2017, before expanding to Alexandria, Egypt the same year. As of December 31, 2021, we have expanded our operations to multiple cities across seven countries, with our Swvl Retail offering available in select cities in Egypt, Kenya, Pakistan and Jordan. In January 2019, we commenced operations in Nairobi, Kenya. Namely, in the second half of 2019, we commenced operations in major cities in Pakistan, including Lahore, Islamabad and Karachi, and relocated our headquarters from Cairo, Egypt to Dubai, United Arab Emirates. In 2020 and 2021, we also launched TaaS offerings in the United Arab Emirates, Jordan, Kingdom of Saudi Arabia, or KSA, and Malaysia.
We are also subject to seasonality in certain sectors of our B2B offerings, for example, our contracts with schools, universities and other educational institutions have low activity during the summer months, which are between July and September of each year within our operating markets. We try to diversify the industries we work with to ensure that our revenues are stable within the year, we do not currently have any single industry that contributes to more than 20% of our total revenues.
On May 30, 2022, our Board announced the Portfolio Optimization Program which focus on higher profitability, enhance efficiency and reduce central costs. That called for strong measures to be taken from the Group management which included reduction of head count by 32%, reducing operation capacity in many locations by ceasing B2C in multiple locations and capitalize more on the TaaS offerings, all of those efforts was in direction for us to be cash flow positive, further, in November 2022 our board announced to completely discontinue operation further in multiple locations and reduce headcount further in the locations that was shut down along with reducing the headcount in central headquarter offices. The program is focusing on the operating markets that generate positive cashflows to enable the Group to be cash generating and dependent on working capital rather than equity. As a result, in 2023 we focused our continued operations on Egypt and KSA.
Corporate Information
Swvl Holdings Corp is a British Virgins Islands business company incorporated under the laws of the British Virgin Islands. Swvl was incorporated on July 23, 2021, for the purpose of effecting a business combination, or the Business Combination, and on March 31, 2022, the Business Combination was consummated and Swvl completed its listing on Nasdaq. Since April 1, 2022 and until July 19, 2023, Swvl’s Ordinary Shares and Warrants traded on the Nasdaq Global Market, and since July 19, 2023 Swvl’s Ordinary Shares and Warrants are traded on the Nasdaq Capital Market under the symbols “SWVL” and “SWVLW,” respectively. The mailing address of Swvl’s registered office is Kingston Chambers, P.O. Box 173, Road Town, Tortola, the British Virgin Islands. Swvl’s principal executive office is located at Offices 4 at One Central, Dubai World Trade Center, Dubai, United Arab Emirates and its telephone number is +971 42241293. Swvl’s principal website address is https://www.swvl.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS
Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2023, or the 2023 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.
Our financial statements for the year ended December 31, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This going concern opinion could prevent us from obtaining new financing on reasonable terms or at all and risk our ability to continue operating as a going concern.
To date, we have not generated significant revenues from our activities and have incurred substantial operating losses. In part because we have incurred losses in each year since our inception, our audited financial statements for the period ended December 31, 2023 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. These events and conditions, along with other matters, indicated that a material uncertainty existed as of December 31, 2023, that raises substantial doubt on our ability to continue as a going concern. The financial statements for the year ended December 31, 2023 have been prepared assuming that we will continue as a going concern. Management expects us to continue to generate operating losses and to continue to fund our operations primarily through the utilization of our current financial resources, sales of our services, and through additional raises of capital. As of December 31, 2023, we incurred accumulated losses of approximately $329 million. A going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise in the future. Further financial statements may also include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through existing cash, debt or equity financing. We expect to require additional financing to fund our operations in the near future. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, sales efforts with respect to our services and it risks our ability to continue operating as a going concern.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and variations of such words and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2023.
You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2023 Annual Report, incorporated by reference herein.
U.S. dollars	As of December 31, 2023
Cash and cash equivalents	2,922,755
Restricted cash	—
Financials liabilities at fair value	(1,207,682)
Shareholders’ equity:
Share capital and additional paid in capital	347,312,131
Foreign exchange reserve	(9,359,329)
Employee share scheme reserve	507,677
Accumulated losses	(329,506,304)
Non-controlling interests	(3,039,317)
Total shareholders’ equity	5,914,858
Total capitalization	5,914,858

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for product integration, research and development, including human observational studies, system engineering and other regulatory approval process, business development and marketing activities and implementation of our go-to-market strategy, and working capital and general corporate purposes and next generation product development. However, we have no present binding commitments or agreements to enter into any acquisitions. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.
In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:
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the title of the warrants;

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the aggregate number of the warrants;

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exchange distributions and/or secondary distributions;

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the number of securities purchasable upon exercise of the warrants;

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the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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the manner in which the warrants may be exercised, which may include by cashless exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of the material British Virgin Islands and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

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the anti-dilution and adjustment of share capital provisions of the warrants, if any;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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any circumstances that will cause the warrants to be deemed to be automatically exercised; and

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any other material terms of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:
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the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following methods from time to time:
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a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

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exchange distributions and/or secondary distributions;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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to one or more underwriters for resale to the public or to investors;

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through agents;

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in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

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transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

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through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to prevailing market prices; or

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negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:
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the name or names of any agents, dealers or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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the public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may also sell securities directly to one or more purchasers without using underwriters or agents.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

EXPENSES
We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $70,150 which at the present time include the following categories of expenses:
SEC registration fee	$14,760
Printer fees and expenses	$390
Legal fees and expenses	$30,000
Accounting fees and expenses	$25,000
Total	$70,150
In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.
LEGAL MATTERS
Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to BVI law will be passed upon for us by Maples & Calder. Additional legal matters may be passed upon for us, selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit and Accounting Limited (Dubai Branch), independent registered public accountant, upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:
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Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

•
Our Reports of Foreign Private Issuer on Form 6-K submitted on January 12, 2024, January 12, 2024, February 13, 2024, February 14, 2024 and February 28, 2024; and

•
The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on March 30, 2022, as amended by Exhibit 2.5 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Report of Foreign Private Issuer on Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Report of Foreign Private Issuer on Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.
We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: The Offices 4, One Central, Dubai World Trade Centre, Dubai, United Arab Emirates, Tel: +971 42241293; Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.
We maintain a corporate website at www.swvl.com. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.
This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the British Virgin Islands and substantially all of its assets and operations are located outside of the U.S. In addition, certain of our directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Swvl operates or British Virgin Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Company and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against us in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or jurisdictions in which Swvl operates would recognize or enforce judgments of U.S. courts against the Company or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or courts in jurisdictions in which Swvl operates would hear original actions brought in the British Virgin Islands or jurisdictions in which Swvl operates against Holdings or such persons predicated upon the securities laws of the U.S. or any state.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors, Officers and Employees
Our memorandum and articles of association, the BVI Business Companies Act (As Revised) (the “Act”), and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our memorandum and articles of association provide that we may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee or adviser of our company; or (b) is or was, at the request of our company, serving as a director of, or in any other capacity is or was acting for, another enterprise.
Pursuant to the Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of our company and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. We shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of our company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.
Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by our company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by us in accordance with our memorandum and articles of association.
Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by our company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by us in accordance with our memorandum and articles of association and upon such other terms and conditions, if any, as our company deems appropriate.
The indemnification and advancement of expenses provided by, or granted pursuant to, the memorandum and articles of association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of our company.
We may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at our request is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not we have or would have had the power to indemnify him against the liability as provided in our memorandum and articles of association.
We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Act or our memorandum and articles of association. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 9.   Exhibits and Financial Statement Schedules
Exhibits:
Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement
3.1	Third Amended and Restated Memorandum and Articles of Association of Swvl Holdings Corp (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed on January 25, 2023 (File No. 001-41339)).
4.1**	Form of Warrant
4.2**	Form of Unit Agreement
5.1*	Opinion of Maples and Calder, British Virgin Islands counsel to Swvl Holdings Corp.
5.2**	Opinion of Sullivan & Worcester LLP, U.S. counsel to Swvl Holdings Corp
23.1*	Consent of Grant Thornton Audit and Accounting Limited (Dubai Branch).
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3**	Consent of Sullivan & Worcester (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*
Filed herewith.

**
To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any Ordinary Shares, as appropriate.

Item 10.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrant hereby undertakes that:
(1)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Dubai, United Arab Emirates on June 3, 2024.
SWVL HOLDINGS CORP.
By: /s/ Mostafa Kandil Mostafa Kandil Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors and/or officers of SWVL Holdings Corp hereby severally constitute and appoint Mostafa Kandil, Abdullah Mansour, and Youssef Salem with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Mostafa Kandil Mostafa Kandil	Chief Executive Officer, Director (Principal Executive Officer)	June 3, 2024
/s/ Abdullah Mansour Abdullah Mansour	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2024
/s/ Dany Farha Dany Farha	Chairman of the Board of Directors	June 3, 2024
/s/ Esther Dyson Esther Dyson	Director	June 3, 2024
/s/ Victoria Grace Victoria Grace	Director	June 3, 2024
/s/ Ahmed Sabbah Ahmed Sabbah	Director	June 3, 2024
/s/ Ayman Ismail Ayman Ismail	Director	June 3, 2024
/s/ Youssef Salem Youssef Salem	Director	June 3, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Swvl Holdings Corp, has signed this registration statement on June 3, 2024.
Puglisi & Associates
By:	/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director